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                                                                    Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         KHANTY MANSIYSK OIL CORPORATION

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                 Pursuant to Section 242 and 228 of the General
                    Corporation Law of the State of Delaware

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        Khanty Mansiysk Oil Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

                 FIRST: That the Board of Directors of the Corporation, at a meeting duly held on November 20, 1999, adopted a resolution proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of the Corporation:

                 RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the the first paragraph of Article 4 to read in its entirety as set forth below:

                 "The total number of shares of capital stock that the Corporation shall have authority to issue is seven hundred thirty thousand (730,000) of which, seven hundred thousand (700,000) shares shall be designated common stock, no par value per share (the "Common Stock"), twenty five thousand (25,000) shares shall be designated non-voting common stock, no par value per share (the "Non-Voting Common Stock"), and five thousand (5,000) shall be designated preferred stock, no par value per share (the "Preferred Stock"). Of the Preferred Stock, three hundred (300) shares shall be designated as Series A Redeemable Preferred Stock, no par value per share (the "Series A Redeemable Preferred Stock")."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

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                  THIRD: That this Certificate of Amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Khanty Mansiysk Oil Corporation has caused this Certificate to be duly executed in its corporate name this 15th day of February, 2000.

                                            KHANTY MANSIYSK OIL CORPORATION

                                            By:  /s/ John B. Fitzgibbons
                                                -------------------------------
                                            Name: John B. Fitzgibbons
                                            Title: Chief Executive Officer

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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         KHANTY MANSIYSK OIL CORPORATION



      The undersigned, John B. Fitzgibbons, certifies that he is the Chief Executive Officer of Khanty Mansiysk Oil Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

            (i) The name of the Corporation is Khanty Mansiysk Oil Corporation.

            (ii) The name under which the Corporation was originally incorporated was Ural Petroleum Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 22, 1993.

            (iii) This Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates, but does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and no discrepancies exist between those provisions and the provisions of this Restated Certificate of Incorporation.

            (iv) The text of the Restated Certificate of Incorporation of the Corporation as amended is hereby restated to read in its entirety, as follows:

      1. The name of this Corporation is Khanty Mansiysk Oil Corporation.

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      2. The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

      3. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of capital stock that the Corporation shall have authority to issue is five hundred thirty thousand (530,000) of which, five hundred thousand (500,000) shares shall be designated common stock, no par value per share (the "Common Stock"), twenty five thousand (25,000) shares shall be designated non-voting common stock, no par value per share (the "Non-Voting Common Stock"), and five thousand (5,000) shall be designated preferred stock, no par value per share (the "Preferred Stock"). Of the Preferred Stock, three hundred (300) shares shall be designated as Series A Redeemable Preferred Stock, no par value per share (the "Series A Redeemable Preferred Stock").

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class and series of the Corporation's stock are as follows:

                    COMMON STOCK AND NON-VOTING COMMON STOCK

      Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and the Non-Voting Common Stock and except as otherwise provided by law or in this restated certificate of incorporation, the holders of the Common Stock shall have and posses all powers and voting and other rights pertaining to the stock of this Corporation. The holders of Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holder. Subject to the rights of holders of any series or class ranking senior to the Common Stock and the Non-Voting Common Stock as to dividends, the holders of Common Stock and Non-Voting Common Stock shall be entitled to receive dividends on their shares of stock when and as declared by this Corporation's Board of Directors. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock and the Non-Voting Common Stock shall be entitled to share pro rata in the net assets available

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for distribution to holders of Common Stock and Non-Voting Common Stock after satisfaction of the prior claims of the holders of Series A Redeemable Preferred Stock or any series and shares of any other class of capital stock ranking senior to the Common Stock and the Non-Voting Common Stock as to assets, in accordance with the restated certificate of incorporation, as amended from time to time.

      Upon the earlier to occur of (i) January 31, 1999 or (ii) the effectiveness of a registration statement filed by the Corporation under the Securities Exchange Act of 1934, as amended, each share of Non-Voting Common Stock shall, without further action by the Corporation or any holder thereof, be converted into one share of Common Stock (subject, in each case, to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Non-Voting Common Stock or the Common Stock, respectively).

                                 PREFERRED STOCK

      Subject to the limitations prescribed by law and provisions of this restated certificate of incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issue of such Preferred Stock.

                        SERIES A REDEEMABLE PREFERRED STOCK

      A. LIQUIDATION.

      (1) PREFERENCE OF SERIES A REDEEMABLE PREFERRED STOCK. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary (a "Liquidation"), and after provision for the payment of creditors, and subject to the rights of the holders of a series or class ranking senior to the Series A Redeemable Preferred Stock, the holders of Series A Redeemable Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock and the Non-Voting Common Stock, to be paid in cash the sum of $1,000.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Redeemable Preferred Stock).

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If upon such liquidation, dissolution or winding up, the assets to be distributed among the holders of the shares of Series A Redeemable Preferred Stock shall be insufficient to permit payment to said holders of such amounts, then all of the assets of the Corporation then remaining shall be distributed ratably among the holders of the shares of Series A Redeemable Preferred Stock.

      (2) DISTRIBUTION OF REMAINING ASSETS. Upon any Liquidation, after provision for the payment of creditors, and subject to the rights of the holders of any series or class ranking senior to the Series A Redeemable Preferred Stock, and after provision for the payment to holders of Series A Redeemable Preferred Stock as provided in the preceding paragraph, the remaining net assets of this Corporation shall be distributed ratably among the holders of shares of Common Stock and the Non-Voting Common Stock.

      (3) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A consolidation or merger of the Corporation with or into any other corporation or corporations in which the capital structure of the Corporation changes, and a sale of all or substantially all of the assets of the Corporation shall each be regarded as a Liquidation unless the holders of two-thirds of the then outstanding shares of Series A Redeemable Preferred Stock, voting separately as a single class, elect not to treat any of the foregoing events as a Liquidation by giving written notice thereof to the Corporation.

      (4) DISTRIBUTION OTHER THAN CASH. Whenever the distribution provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

      B. REDEMPTION.

      (1) The Corporation may at any time and from time to time redeem, in whole or in part, out of funds legally available therefor, shares of the Series A Redeemable Preferred Stock at a redemption price equal to $1,000.00 per share of Series A Redeemable Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Redeemable Preferred Stock) (the "Redemption Price"). Redemption shall be made pro rata with respect to each holder of Series A Redeemable Preferred Stock.

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      (2) PAYMENT OF REDEMPTION PRICE. If all of the shares of Series A
Redeemable Preferred Stock are not redeemed by the Corporation on a date set for redemption (a "Redemption Date"), any shares of Series A Redeemable Preferred Stock, not redeemed on such date or dates shall remain outstanding and shall be entitled to all rights and preferences provided herein.

      (3) EQUITABLE ADJUSTMENT. The Redemption Price set forth in this
Section 4B shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Redeemable Preferred Stock.

      (4) SURRENDER OF CERTIFICATES. At least 45 days prior to any Redemption Date, the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Series A Redeemable Preferred Stock, at such holder's address as shown on the records of the Corporation. The Redemption Notice shall contain the following information;

            (ii) The number of shares of Series A Redeemable Preferred Stock held by the holder which shall be redeemed by the Corporation pursuant to the provisions of Sections 4B(1) and 4B(2) (absent any request to the contrary from the holders of a majority of the Series A Redeemable Preferred Stock);

            (iii) The date on which the redemption shall be effective; and

            (iv) At which address the holder may surrender to the Corporation its certificate or certificates representing shares of Series A Redeemable Preferred Stock to be redeemed.

      Each holder of shares of Series A Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice and on or before the applicable Redemption Date designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares as set forth in this Section 4 shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series A Redeemable Preferred Stock, if any, shall be issued to the holder such shares.


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      5. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this Corporation entitled to vote.

      6. The election of directors need not be by ballot unless the by-laws shall so require.

      7. Upon the effectiveness of a registration statement filed by the Corporation under the Securities Exchange Act of 1934, as amended, the directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors, with the term of office of the first class to expire at the first Annual Meeting of Stockholders to be held after the effectiveness of such registration statement, the term of office of the second class to expire at the second Annual Meeting of Stockholders to be held after the effectiveness of such registration statement, and the term of office of the third class to expire at the third Annual Meeting of Stockholders to be held after the effectiveness of such registration statement with each class of directors to hold office until their successors are duly elected and have qualified. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire at such annual meeting, other than those directors elected under particular circumstances by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders in the third year following the year of their election and until their successors are duly elected and have qualified. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number of directors as possible, as determined by the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      8. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.


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      9. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      10. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; PROVIDED, HOWEVER, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

      11. The books of this Corporation may (subject to any statutory require ments) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of this Corporation.

      12. If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such


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class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 15th day of October, 1997 in its name and on its behalf by its Chief Executive Officer, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

                                  KHANTY MANSIYSK OIL CORPORATION


                                  By:  /s/ John B. Fitzgibbons
                                      -------------------------------
                                      Name: John B. Fitzgibbons
                                      Title: Chief Executive Officer






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